Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports Second Quarter Results

•Record second quarter revenue of $4.2 billion
•Record for second quarter parts & service revenue of $581 million and gross profit of $340 million
•Repurchased approximately 193,000 shares for $43 million in the second quarter and approximately 592,000 shares for $130 million year-to-date through August 1, 2024

DULUTH, GA. (August 2, 2024) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported second quarter 2024 net income of $28 million ($1.39 per diluted share), a decrease of 86% from $196 million ($9.34 per diluted share) in second quarter 2023. Second quarter 2024 adjusted net income, a non-GAAP measure, decreased 31% year-over-year to $129 million ($6.40 per diluted share) compared to adjusted net income of $188 million ($8.95 per diluted share) in second quarter 2023.
“I am proud of our team members rising up to meet an unprecedented challenge for our business and our industry” said David Hult, Asbury’s President and Chief Executive Officer. “Our results were impacted by the CDK cyber incident, both from lost business and one-time expenses related to the outage and recovery of the systems that service most of our stores. We partially mitigated the disruption by facilitating retail sales through Clicklane, where we sold 15,201 cars in the quarter, an all-time record and 33% over last year. As we move into the third quarter, I am grateful for the innovative thinking and collaborative spirit of our team members, and their relentless dedication to delivering the most guest-centric experience in automotive retailing.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.
Adjusted net income for second quarter 2024 excludes, net of tax, $101.3 million of non-cash asset impairments ($5.02 per diluted share), gain on divestitures of $2.7 million ($0.13 per diluted share), and losses related to hail damage of $2.3 million ($0.11 per diluted share).
Adjusted net income for second quarter 2023 excludes, net of tax, gain on divestiture of $10.2 million ($0.48 per diluted share), gain on legal settlement of $1.4 million ($0.07 per diluted share) and losses related to hail damage of $3.2 million ($0.15 per diluted share).

Second Quarter 2024 Operational Summary
Total Company vs. 2nd Quarter 2023:
•Revenue of $4.2 billion, increase of 13%
•Gross profit of $731 million, increase of 2%
•Gross margin decreased 185 bps to 17.2%
•New vehicle unit volume increase of 12%; new vehicle revenue increase of 11%; new vehicle gross profit decrease of 16%
•Used vehicle retail unit volume increase of 22%; used vehicle retail revenue increase of 15%; used vehicle retail gross profit decrease of 14%
•Finance and insurance (F&I) per vehicle retailed (PVR) of $2,151, decrease of 9%
•Parts and service revenue increase of 10%; gross profit increase of 16%
•SG&A as a percentage of gross profit of 65.2%
•Adjusted SG&A as a percentage of gross profit of 64.8%
•Operating margin of 2.4%
•Adjusted operating margin of 5.6%
Same Store vs. 2nd Quarter 2023:
•Revenue of $3.5 billion, decrease of 5%
•Gross profit of $620 million, decrease of 12%
•Gross margin decreased 144 bps to 17.6%
•New vehicle unit volume decrease of 6%; new vehicle revenue decrease of 6%; new vehicle gross profit decrease of 29%
•Used vehicle retail unit volume decrease of 2%; used vehicle retail revenue decrease of 7%; used vehicle retail gross profit decrease of 27%
•F&I PVR of $2,124, decrease of 11%
•Parts and service revenue decrease of 2%; gross profit increase of 4%
•SG&A as a percentage of gross profit of 64.9%
•Adjusted SG&A as a percentage of gross profit of 64.4%
•Operating margin of 1.9%
•Adjusted operating margin of 5.8%

CDK Global Outage Impact
During June, one of the Company’s vendors (CDK Global) experienced a cyber incident impacting certain services provided to the Company and many other automotive retailers, including the Company’s sales, service, inventory, customer relationship management, and accounting functions. Upon discovery of the incident, we took immediate precautionary steps to protect our systems. We currently estimate the earnings per share for the quarter were negatively impacted between $0.95 and $1.15 per diluted share, without taking into account any potential recoveries related to the incident. Estimated impacts included both internal projections of lost or deferred income and one-time expenses related to the outage and recovery.
Liquidity and Leverage
As of June 30, 2024, the Company had cash and floorplan offset accounts of $464 million (which excludes $15 million of cash at Total Care Auto, Powered by Landcar) and availability under the used vehicle floorplan line and revolver of $342 million for a total of $806 million in liquidity. The Company’s adjusted net leverage ratio, which is calculated as set forth in our credit facility, was 2.7x at quarter end.

Share Repurchases
The Company repurchased approximately 193,000 shares for $43 million during the second quarter 2024. Year-to-date through August 1, 2024, the Company has repurchased approximately 592,000 shares for $130 million. On May 15, 2024, the Company announced its board of directors approved an increase in the authorization of the share repurchase plan for the Company, expanding the remaining availability to repurchase up to $400 million. As of August 1, 2024, the Company had approximately $329 million remaining on its share repurchase authorization.
The shares may be purchased from time to time in the open market, in privately negotiated transactions or in other manners as permitted by federal securities laws and other legal and contractual requirements. The extent to which the Company repurchases its shares, the number of shares and the timing of any repurchase will depend on such factors as Asbury’s stock price, general economic and market conditions, the potential impact on its capital structure, the expected return on competing uses of capital such as strategic dealership acquisitions and capital investments and other considerations. The program does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without further notice.
Earnings Call
Additional commentary regarding the second quarter results will be provided during the earnings conference call on Friday, August 2, 2024, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, and can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13748071
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of June 30, 2024, Asbury operated 155 new vehicle dealerships, consisting of 204 franchises, representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury ranks 18th in the 2023 Forbes list of America’s Best Mid-Sized Companies. Asbury is recognized as one of America’s Greatest Workplaces 2023 by Newsweek as well as one of the Best Companies to Work For in the Retailers industry by U.S. News & World Report.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the completion of the Company’s investigation into the CDK incident, the ultimate results of CDK’s and the Company’s containment and remediation efforts, the timing of the restoration of full access to the affected systems and changes in customer sentiment due to the incident, the timing and amount of any stock repurchases, and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of God, acts of war or other incidents and the shortage of semiconductor chips and other components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, including changes in automotive state franchise laws, adverse results in litigation and other proceedings, and Asbury's ability to execute its strategic and operational strategies and initiatives, including its five-year strategic plan, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A, " "Adjusted operating cash flow" and "Pro forma adjusted leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.
Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2024	2023		2024	2023
REVENUE:
New vehicle	$2,164.9	$1,942.7	11%	$4,229.1	$3,710.4	14%
Used vehicle:
Retail	1,167.2	1,013.3	15%	2,358.5	2,034.9	16%
Wholesale	140.9	94.0	50%	306.4	198.9	54%
Total used vehicle	1,308.0	1,107.3	18%	2,664.9	2,233.9	19%
Parts and service	580.9	526.1	10%	1,171.2	1,041.7	12%
Finance and insurance, net	192.4	166.3	16%	382.1	338.9	13%
TOTAL REVENUE	4,246.2	3,742.5	13%	8,447.4	7,324.8	15%
COST OF SALES:
New vehicle	2,009.8	1,757.7	14%	3,911.2	3,346.5	17%
Used vehicle:
Retail	1,110.8	947.5	17%	2,237.2	1,898.5	18%
Wholesale	136.2	88.9	53%	294.8	187.5	57%
Total used vehicle	1,247.0	1,036.4	20%	2,532.0	2,086.0	21%
Parts and service	241.0	234.1	3%	497.2	467.6	6%
Finance and insurance	17.7	1.2	NM	26.3	15.5	70%
TOTAL COST OF SALES	3,515.5	3,029.4	16%	6,966.7	5,915.5	18%
GROSS PROFIT	730.7	713.1	2%	1,480.7	1,409.3	5%
OPERATING EXPENSES:
Selling, general, and administrative	476.5	408.6	17%	945.1	811.6	16%
Depreciation and amortization	18.2	16.8	9%	36.9	33.5	10%
Asset impairments	135.4	—	—%	135.4	—	—%
INCOME FROM OPERATIONS	100.5	287.7	(65)%	363.3	564.2	(36)%
OTHER EXPENSES:
Floor plan interest expense	21.0	0.8	NM	43.8	1.5	NM
Other interest expense, net	45.1	39.3	15%	89.2	76.6	16%
Gain on dealership divestitures	(3.6)	(13.5)	(73)%	(3.6)	(13.5)	(73)%
Total other expenses, net	62.5	26.6	135%	129.4	64.6	100%
INCOME BEFORE INCOME TAXES	38.0	261.1	(85)%	233.9	499.6	(53)%
Income tax expense	9.9	64.8	(85)%	58.7	121.9	(52)%
NET INCOME	$28.1	$196.4	(86)%	$175.2	$377.7	(54)%
EARNINGS PER SHARE:
Basic—
Net income	$1.40	$9.37	(85)%	$8.66	$17.78	(51)%
Diluted—
Net income	$1.39	$9.34	(85)%	$8.64	$17.70	(51)%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	20.1	20.9		20.2	21.2
Restricted stock	0.1	—		—	—
Performance share units	—	0.1		0.1	0.1
Diluted	20.2	21.0		20.3	21.3
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	June 30, 2024	December 31, 2023	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$67.2	$45.7	$21.5	47%
Inventory, net (a)	2,066.0	1,768.3	297.7	17%
Total current assets	3,218.3	3,057.1	161.2	5%
Floor plan notes payable	1,420.1	1,785.7	(365.7)	(20)%
Total current liabilities	2,565.5	2,875.7	(310.2)	(11)%
CAPITALIZATION:
Long-term debt (including current portion)	$3,601.3	$3,206.2	$395.1	12%
Shareholders' equity	3,330.7	3,244.1	86.6	3%
Total	$6,932.0	$6,450.3	$481.7	7%
_____________________________
(a) Excluding $58.4 million and $84.5 million of inventory classified as assets held for sale as of June 30, 2024 and December 31, 2023, respectively.

	June 30, 2024	December 31, 2023	June 30, 2023
Days Supply
New vehicle inventory	72	43	32
Used vehicle inventory	38	32	35
_____________________________
Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended June 30,
	2024	2023
Luxury
Lexus	10%	10%
Mercedes-Benz	7%	9%
BMW	2%	3%
Land Rover	2%	1%
Porsche	2%	2%
Acura	1%	2%
Other luxury	4%	5%
Total luxury	29%	32%
Imports
Toyota	20%	16%
Honda	9%	10%
Hyundai	5%	4%
Nissan	2%	3%
Subaru	2%	2%
Kia	2%	2%
Other imports	2%	2%
Total imports	42%	40%
Domestic
Ford	13%	10%
Chrysler, Dodge, Jeep, Ram	9%	13%
Chevrolet, Buick, GMC	8%	5%
Total domestic	29%	28%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended June 30,
	2024	2023
Revenue mix
New vehicle	51.0%	51.9%
Used vehicle retail	27.5%	27.1%
Used vehicle wholesale	3.3%	2.5%
Parts and service	13.7%	14.1%
Finance and insurance, net	4.5%	4.4%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	21.2%	25.9%
Used vehicle retail	7.7%	9.2%
Used vehicle wholesale	0.6%	0.7%
Parts and service	46.5%	41.0%
Finance and insurance, net	23.9%	23.2%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2024	2023		2024	2023
Revenue
New vehicle	$2,164.9	$1,942.7	11%	$4,229.1	$3,710.4	14%
Used vehicle:
Retail	1,167.2	1,013.3	15%	2,358.5	2,034.9	16%
Wholesale	140.9	94.0	50%	306.4	198.9	54%
Total used vehicle	1,308.0	1,107.3	18%	2,664.9	2,233.9	19%
Parts and service	580.9	526.1	10%	1,171.2	1,041.7	12%
Finance and insurance, net	192.4	166.3	16%	382.1	338.9	13%
Total revenue	$4,246.2	$3,742.5	13%	$8,447.4	$7,324.8	15%
Gross profit
New vehicle	$155.1	$185.0	(16)%	$317.9	$363.9	(13)%
Used vehicle:
Retail	56.4	65.8	(14)%	121.4	136.5	(11)%
Wholesale	4.6	5.1	(8)%	11.6	11.4	1%
Total used vehicle	61.0	70.9	(14)%	132.9	147.9	(10)%
Parts and service	339.9	292.0	16%	674.0	574.1	17%
Finance and insurance, net	174.7	165.2	6%	355.8	323.4	10%
Total gross profit	$730.7	$713.1	2%	$1,480.7	$1,409.3	5%
Unit sales
New vehicle:
Luxury	8,719	8,925	(2)%	17,297	17,354	—%
Import	22,663	19,967	14%	44,150	37,356	18%
Domestic	11,297	9,368	21%	21,909	18,056	21%
Total new vehicle	42,679	38,260	12%	83,356	72,766	15%
Used vehicle retail	38,534	31,623	22%	78,023	64,612	21%
Used to new ratio	90.3%	82.7%		93.6%	88.8%
Average selling price
New vehicle	$50,725	$50,776	—%	$50,736	$50,990	—%
Used vehicle retail	$30,289	$32,044	(5)%	$30,229	$31,495	(4)%
Average gross profit per unit
New vehicle:
Luxury	$6,830	$7,785	(12)%	$7,021	$8,175	(14)%
Import	2,590	3,622	(28)%	2,705	3,650	(26)%
Domestic	3,260	4,612	(29)%	3,516	4,745	(26)%
Total new vehicle	3,633	4,835	(25)%	3,814	5,001	(24)%
Used vehicle retail	1,463	2,081	(30)%	1,556	2,112	(26)%
Finance and insurance	2,151	2,363	(9)%	2,205	2,354	(6)%
Front end yield (1)	4,755	5,952	(20)%	4,927	5,996	(18)%
Gross margin
Total new vehicle	7.2%	9.5%	(236) bps	7.5%	9.8%	(229) bps
Used vehicle retail	4.8%	6.5%	(166) bps	5.1%	6.7%	(156) bps
Parts and service	58.5%	55.5%	301 bps	57.5%	55.1%	243 bps
Total gross profit margin	17.2%	19.1%	(185) bps	17.5%	19.2%	(171) bps
Operating expenses
Selling, general, and administrative	$476.5	$408.6	17%	$945.1	$811.6	16%
Adjusted selling, general, and administrative	$473.5	$406.1	17%	$942.1	$809.1	16%
SG&A as a % of gross profit	65.2%	57.3%	792 bps	63.8%	57.6%	624 bps
Adjusted SG&A as a % of gross profit	64.8%	57.0%	784 bps	63.6%	57.4%	621 bps
Income from operations as a % of revenue	2.4%	7.7%	(532) bps	4.3%	7.7%	(340) bps
Income from operations as a % of gross profit	13.8%	40.4%	(2,659) bps	24.5%	40.0%	(1,550) bps
Adjusted income from operations as a % of revenue	5.6%	7.8%	(213) bps	5.9%	7.7%	(180) bps
Adjusted income from operations as a % of gross profit	32.7%	40.7%	(799) bps	33.9%	40.2%	(633) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended June 30,		% Change	For the Six Months Ended June 30,		% Change
	2024	2023		2024	2023
Revenue
New vehicle	$1,814.5	$1,927.4	(6)%	$3,550.5	$3,676.3	(3)%
Used vehicle:
Retail	926.9	1,001.8	(7)%	1,885.5	2,006.1	(6)%
Wholesale	103.6	92.8	12%	232.2	196.8	18%
Total used vehicle	1,030.5	1,094.7	(6)%	2,117.7	2,202.9	(4)%
Parts and service	510.8	520.6	(2)%	1,029.4	1,030.0	—%
Finance and insurance, net	157.7	165.4	(5)%	312.2	336.8	(7)%
Total revenue	$3,513.5	$3,708.2	(5)%	$7,009.9	$7,245.9	(3)%
Gross profit
New vehicle	$129.7	$183.8	(29)%	$266.3	$361.1	(26)%
Used vehicle:
Retail	47.2	64.9	(27)%	99.5	134.4	(26)%
Wholesale	2.8	5.0	(45)%	7.1	11.4	(38)%
Total used vehicle	49.9	69.9	(29)%	106.5	145.8	(27)%
Parts and service	299.9	289.4	4%	594.7	568.4	5%
Finance and insurance, net	140.0	164.2	(15)%	286.0	321.3	(11)%
Total gross profit	$619.5	$707.4	(12)%	$1,253.6	$1,396.7	(10)%
Unit sales
New vehicle:
Luxury	8,484	8,910	(5)%	16,693	17,221	(3)%
Import	18,982	19,680	(4)%	36,917	36,747	—%
Domestic	8,068	9,303	(13)%	15,938	17,991	(11)%
Total new vehicle	35,534	37,893	(6)%	69,548	71,959	(3)%
Used vehicle retail	30,371	31,141	(2)%	61,942	63,348	(2)%
Used to new ratio	85.5%	82.2%		89.1%	88.0%
Average selling price
New vehicle	$51,064	$50,866	—%	$51,051	$51,088	—%
Used vehicle retail	$30,518	$32,171	(5)%	$30,440	$31,668	(4)%
Average gross profit per unit
New vehicle:
Luxury	$6,926	$7,768	(11)%	$7,097	$8,173	(13)%
Import	2,387	3,639	(34)%	2,482	3,671	(32)%
Domestic	3,174	4,620	(31)%	3,528	4,751	(26)%
Total new vehicle	3,649	4,851	(25)%	3,829	5,019	(24)%
Used vehicle retail	1,553	2,085	(26)%	1,606	2,122	(24)%
Finance and insurance	2,124	2,379	(11)%	2,175	2,374	(8)%
Front end yield (1)	4,807	5,982	(20)%	4,957	6,037	(18)%
Gross margin
Total new vehicle	7.1%	9.5%	(239) bps	7.5%	9.8%	(232) bps
Used vehicle retail	5.1%	6.5%	(139) bps	5.3%	6.7%	(142) bps
Parts and service	58.7%	55.6%	314 bps	57.8%	55.2%	259 bps
Total gross profit margin	17.6%	19.1%	(144) bps	17.9%	19.3%	(139) bps
Operating expenses
Selling, general, and administrative	$401.8	$403.8	—%	$796.1	$800.8	(1)%
Adjusted selling, general, and administrative	$398.8	$401.4	(1)%	$793.0	$798.3	(1)%
SG&A as a % of gross profit	64.9%	57.1%	778 bps	63.5%	57.3%	617 bps
Adjusted SG&A as a % of gross profit	64.4%	56.7%	763 bps	63.3%	57.2%	610 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	Three Months Ended June 30, 2024			Three Months Ended June 30, 2023
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$2,164.9	$—	$2,164.9	$1,942.7	$—	$1,942.7
Used	1,308.0	—	1,308.0	1,107.3	—	1,107.3
Parts and service	591.9	(11.0)	580.9	534.6	(8.5)	526.1
Finance and insurance, net	154.7	37.7	192.4	134.2	32.2	166.3
Total revenue	$4,219.5	$26.7	$4,246.2	$3,718.8	$23.7	$3,742.5
Cost of sales
New	$2,009.8	$—	$2,009.8	$1,757.7	$—	$1,757.7
Used	1,247.0	—	1,247.0	1,036.4	—	1,036.4
Parts and service	255.9	(14.9)	241.0	238.7	(4.6)	234.1
Finance and insurance	—	17.7	17.7	—	1.2	1.2
Total cost of sales	$3,512.7	$2.8	$3,515.5	$3,032.9	$(3.4)	$3,029.4
Gross profit
New	$155.1	$—	$155.1	$185.0	$—	$185.0
Used	61.0	—	61.0	70.9	—	70.9
Parts and service	336.0	3.8	339.9	295.9	(3.9)	292.0
Finance and insurance, net	154.7	20.0	174.7	134.2	31.0	165.2
Total gross profit	$706.8	$23.9	$730.7	$686.0	$27.1	$713.1
Selling, general and administrative	$480.1	$(3.6)	$476.5	$416.6	$(8.0)	$408.6
Income from operations	$79.0	$21.6	$100.5	$257.2	$30.5	$287.7

	Six Months Ended June 30, 2024			Six Months Ended June 30, 2023
	Dealerships	TCA After Eliminations	Total Company	Dealerships	TCA After Eliminations	Total Company
	(In millions)
Revenue
New	$4,229.1	$—	$4,229.1	$3,710.4	$—	$3,710.4
Used	2,664.9	—	2,664.9	2,233.9	—	2,233.9
Parts and service	1,190.7	(19.5)	1,171.2	1,059.1	(17.4)	1,041.7
Finance and insurance, net	313.7	68.4	382.1	271.8	67.1	338.9
Total revenue	$8,398.5	$48.9	$8,447.4	$7,275.1	$49.7	$7,324.8
Cost of sales
New	$3,911.2	$—	$3,911.2	$3,346.5	$—	$3,346.5
Used	2,532.0	—	2,532.0	2,086.0	—	2,086.0
Parts and service	516.7	(19.5)	497.2	477.1	(9.5)	467.6
Finance and insurance	—	26.3	26.3	—	15.5	15.5
Total cost of sales	$6,959.9	$6.8	$6,966.7	$5,909.5	$6.0	$5,915.5
Gross profit
New	$317.9	$—	$317.9	$363.9	$—	$363.9
Used	132.9	—	132.9	147.9	—	147.9
Parts and service	674.0	—	674.0	582.1	(7.9)	574.1
Finance and insurance, net	313.7	42.1	355.8	271.8	51.6	323.4
Total gross profit	$1,438.6	$42.1	$1,480.7	$1,365.6	$43.7	$1,409.3
Selling, general, and administrative	$953.0	$(7.9)	$945.1	$823.5	$(11.9)	$811.6
Income from operations	$322.2	$41.0	$363.3	$513.3	$50.9	$564.2

ASBURY AUTOMOTIVE GROUP, INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	March 31, 2024
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt			$3,601.3	$3,192.6
Cash and floor plan offset			(478.6)	(234.1)
TCA cash			14.7	9.2
Availability under our used vehicle floor plan facility			(286.1)	(1.4)
Adjusted long-term net debt			$2,851.2	$2,966.2

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$28.1	$196.4	$400.0	$568.2

Depreciation and amortization	18.2	16.8	71.1	69.7
Income tax expense	9.9	64.8	135.5	190.4
Swap and other interest expense	45.2	40.2	169.1	164.1
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$101.4	$318.1	$775.7	$992.4

Non-core items - expense (income):
Gain on dealership divestitures	$(3.6)	$(13.5)	$(3.6)	$(13.5)
Gain on sale of real estate	—	—	(3.6)	(3.6)
Legal settlement	—	(1.9)	—	(1.9)
Asset impairments	135.4	—	252.6	117.2
Professional fees associated with acquisition	—	—	4.1	4.1
Fixed assets write-off	—	—	1.1	1.1
Hail damage	3.1	4.3	3.1	4.3
Total non-core items	134.8	(11.1)	253.7	107.8

Adjusted EBITDA	$236.3	$307.0	$1,029.5	$1,100.2

Pro forma impact of acquisition and divestitures on EBITDA			$26.6	$55.5
Pro forma adjusted EBITDA			$1,056.1	$1,155.7

Pro forma adjusted net leverage ratio			2.7	2.6

	Three Months Ended June 30, 2024
	GAAP	Gain on dealership divestitures	Asset impairments	Hail damage	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$476.5	$—	$—	$(3.1)	$—	$473.5
Income from operations	$100.5	$—	$135.4	$3.1	$—	$238.9
Net income	$28.1	$(3.6)	$135.4	$3.1	$(33.8)	$129.1

Weighted average common share outstanding - diluted	20.2					20.2

Diluted EPS	$1.39	$(0.13)	5.02	$0.11	$—	$6.40

SG&A as a % of gross profit	65.2%					64.8%
Income from operations as a % of revenue	2.4%					5.6%

	Three Months Ended June 30, 2023
	GAAP	Gain on dealership divestitures	Legal settlement	Hail damage	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative	$408.6	$—	$1.9	$(4.3)	$—	$406.1
Income from operations	$287.7	$—	$(1.9)	$4.3	$—	$290.2
Net income	$196.4	$(13.5)	$(1.9)	$4.3	$2.7	$188.0

Weighted average common share outstanding - diluted	21.0					21.0

Diluted EPS	$9.34	$(0.48)	$(0.07)	$0.15	$—	$8.95

SG&A as a % of gross profit	57.3%					57.0%
Income from operations as a % of revenue	7.7%					7.8%

	Six Months Ended June 30, 2024
	GAAP	Gain on dealership divestitures	Asset impairments	Hail damage	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$945.1	$—	$—	$(3.1)	$—	$942.1
Income from operations	$363.3	$—	$135.4	$3.1	$—	$501.7
Net income	$175.2	$(3.6)	$135.4	$3.1	$(33.8)	$276.2

Weighted average common share outstanding - diluted	20.3					20.3

Diluted EPS	$8.64	$(0.13)	$5.00	$0.11	$—	$13.62

SG&A as a % of gross profit	63.8%					63.6%
Income from operations as a % of revenue	4.3%					5.9%

	Six Months Ended June 30, 2023
	GAAP	Gain on dealership divestitures	Legal settlement	Hail damage	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general, and administrative	$811.6	$—	$1.9	$(4.3)	$—	$809.1
Income from operations	$564.2	$—	$(1.9)	$4.3	$—	$566.7
Net income	$377.7	$(13.5)	$(1.9)	$4.3	$2.7	$369.4

Weighted average common share outstanding - diluted	21.3					21.3

Diluted EPS	$17.70	$(0.48)	$(0.07)	$0.15	$—	$17.31

SG&A as a % of gross profit	57.6%					57.4%
Income from operations as a % of revenue	7.7%					7.7%

	For the Six Months Ended June 30,
	2024	2023
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$22.7	$221.7
Change in Floor Plan Notes Payable—Non-Trade, net	59.9	(2.8)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	170.7	171.8
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisition and divestitures	148.7	27.6
Adjusted cash flow provided by operating activities	$402.0	$418.3